UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2016

SIEBERT FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

New York	0-5703	11-1796714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

885 Third Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 644-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☒           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On September 1, 2016, Siebert Financial Corp. (“Siebert Financial”) entered into an acquisition agreement (the “Acquisition Agreement”) with Kennedy Cabot Acquisition, LLC (“Kennedy Cabot Acquisition”), and the Estate of Muriel F. Siebert (the “Siebert Estate”), pursuant to which, among other things:

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the Siebert Estate, which currently owns beneficially and of record approximately 87.4% of Siebert Financial’s outstanding common stock, will sell all such common stock to Kennedy Cabot Acquisition for an aggregate purchase price of $12,650,000, or approximately $0.66 per share;

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Kennedy Cabot Acquisition will make a tender offer (the “Offer”) for all of Siebert Financial’s outstanding common stock not owned by the Siebert Estate at an offer price per share of $1.20 (the “Offer Price”).

The consummation of the Offer is conditioned on, among other conditions (i) approval of the transaction by the Financial Industry Regulatory Authority, and (ii) the tender and non-withdrawal in the Offer by the Muriel F. Siebert Foundation (the “Siebert Foundation”) of all Siebert Financial common stock it owns, which represents approximately 2.6% of Siebert Financial’s outstanding common stock. The closing of the Offer is a condition to the closing of the sale by the Siebert Estate of all of its Shares to Kennedy Cabot Acquisition, which sale shall close immediately following the closing of the Offer.  The transactions are expected to close during the fourth quarter of 2016.

The purchase price that Kennedy Cabot Acquisition will actually pay to the Siebert Estate is subject to adjustment for fluctuations in Siebert Financial’s working capital and reduction for Siebert Financial’s transaction expenses.  In addition, $1,000,000 of the purchase price payable to the Siebert Estate by Kennedy Cabot Acquisition will be held in escrow for one year after the closing and will be used to fund the Siebert Estate’s indemnification obligations to Kennedy Cabot Acquisition under the Acquisition Agreement.  The Offer Price payable to the shareholders other than the Siebert Estate (the “Minority Shareholders”) is not subject to adjustment, reduction or escrow.

Prior to closing, Siebert Financial anticipates paying a dividend to all shareholders of record (including the Siebert Estate and the Siebert Foundation) on a date to be set by the Company, in the aggregate amount of $4,492,735, or approximately $0.20 per share.  Upon payment of the dividend, the aggregate purchase price payable to the Siebert Estate at closing by Kennedy Cabot Acquisition pursuant to the Acquisition Agreement will be reduced by $3,600,378 to $9,049,622, or approximately $0.47 per share.  The Offer Price payable to the Minority Shareholders will not be reduced in connection with the payment of such dividend. As a result, the Minority Shareholders who hold Siebert Financial common stock as of the record date for the pre-closing dividend and who tender their shares in the Offer would receive approximately $1.40 per share comprised of approximately $0.20 per share from the pre-closing dividend and $1.20 per share from the Offer.

Immediately prior to the closing of the transactions, the Siebert Estate will purchase Siebert Financial’s rights to receive deferred purchase price payments of $2,507,265 in connection with the Company’s disposition of its capital markets business in 2014 and the $4,000,000 secured junior subordinated promissory note issued to Siebert Financial in connection with the disposition of its minority interest in a former affiliate in 2015 (together, the “Transferred Receivable and Note”).  The aggregate purchase price payable by the Siebert Estate for the Transferred Receivable and Note will be $610,262, representing 10% of the projected value of these assets as of the projected date of closing (which percentage corresponds to the percentage of Siebert Financial’s outstanding common stock owned by the Minority Shareholders). The Offer Price includes approximately $0.22 per share, or $610,262 in the aggregate, which is intended to provide the Minority Shareholders with their proportional share of the payment by the Siebert Estate for the Transferred Receivable and Note.

Assuming that the Siebert Estate is able to collect all amounts due from the Transferred Receivable and Note, the Siebert Estate will receive aggregate proceeds of $8,466,648 in increments through March 2021.  These proceeds include (a) $4,000,000 of principal and $1,959,383 of accrued interest payable on the junior subordinated promissory note at maturity on November 9, 2020, and (b) $2,507,265 payable on the deferred purchase price receivable in annual installments, subject to payment in full no later than March 1, 2021.

The Acquisition Agreement does not provide for a merger of Siebert Financial with or into Kennedy Cabot Acquisition after completion of the closing of the transaction, thereby providing the Minority Shareholders with the choice of monetizing their investments in Siebert Financial or remaining shareholders of Siebert Financial after closing of the transaction.

Notice to Investors

The foregoing is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of Siebert Financial. The Offer for the outstanding common stock of Siebert Financial has not yet commenced. Any offers to purchase or solicitation of offers to sell will be made only pursuant to the tender offer statement (including the offer to purchase, the letter of transmittal and other documents relating to the tender offer) which will be filed by Kennedy Cabot Acquisition with the U.S. Securities and Exchange Commission (the “SEC”) on Schedule TO, and soon thereafter the Siebert Financial will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Siebert Financial’s shareholders are advised to read these documents and any other documents relating to the tender offer that will be filed with the SEC carefully and in their entirety because they contain important information. Siebert Financial’s shareholders may obtain copies of these documents for free at the SEC’s website at www.sec.gov or by contacting Siebert Financial’s investor relations department at Siebert Financial Corp., 885 Third Avenue, New York, New York 10022.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

2.1	Acquisition Agreement, dated September 1, 2016, by and among, Siebert Financial Corp., the Estate of Muriel F. Siebert and Kennedy Cabot Acquisition, LLC

99.1	Press Release dated September 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2016	By:	/s/ Joseph M. Ramos, Jr.
Joseph M. Ramos, Jr.
Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary